SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2003

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Red Hill Avenue, Santa Ana, California 92705

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 223-1111

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events

     On September 4, 2003, we announced the signing of a letter of intent to acquire Maui Fresh International, Inc. for $4.5 million in stock. The letter of intent is subject to the execution of a definitive agreement and the satisfaction of customary closing conditions. Additionally, Wolfgang Hombrecher has resigned as our Chief Financial Officer to pursue other business opportunities and will be succeeded by Maui Fresh’s president and co-founder, Art Bruno. On September 4, 2003, we issued a press release in connection with the matters described in this paragraph. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits

99.1	Press Release dated September 4, 2003, of the Registrant.

99.2	Press Release dated September 9, 2003, of the Registrant.

Item 12. Results of Operations and Financial Condition

     On September 9, 2003, we issued a press release containing our financial results for the quarter and nine months ended July 31, 2003. A copy of our press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 12.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
September 11, 2003
By: /s/ Lecil E. Cole

Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President
(Principal Executive Officer)

3